Exhibit 10.8

服务协议

Service Agreement

甲方：深圳乐活供应链管理有限公司

Party A: Shenzhen Lohas Supply Chain Management Co., Ltd.

统一信用代码：

Uniform Social Credit Code:

乙方：深圳市乐活天下股份有限公司

Party B: Shenzhen Lohas World Co., Ltd.

统一信用代码：

Uniform Social Credit Code:

甲乙双方本着相互信任，真诚合作的原则，经双方友好协商，就乙方为甲方提供特定服务达成一致意见，特签订本协议。

Based on the principle of mutual trust and sincere cooperation, Party A and Party B, through friendly consultation, reach an agreement on Party B to provide specific services for Party A, and hereby sign this Agreement.

一、服务内容

I. Service Content

1、乙方在服务期内提供下列特定服务：

1. Party B provides the following specific services during the service period.

①除乙方与乐活农业信息化技术有限公司于2019年8月17日签署的《商标授权使用合同》中已授权甲方使用的注册商标外，授权甲方管理、使用“乐活良品LOHAS”等乙方所有的其他全部注册商标；

(1) In addition to the registered trademark that Party B has authorized Party A to use in the Trademark Authorization Contract signed between Party B and Lohas Agricultural Informatization Technology Co., Ltd. on August 17, 2019, Party A is authorized to manage and use all other registered trademarks owned by Party B, such as “LOHAS”.

②提供品牌管理、营销活动策划及执行服务；

(2) Party B provides brand management, marketing activities planning and execution services.

③提供品牌运维支持等。

(3) Party B provides brand operation and maintenance support, etc.

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2、如果乙方在工作中因自身过错而发生任何错误或遗演，乙方应无条件更正，而不应另外向甲方收费，并对因此而对甲方造成的损失承担赔偿责任，赔偿以该项服务内容对应之服务费为限。若因甲方原因造成工作的延误，将由甲方自行承担相应的损失。

2. If Party B commits any mistake or omission in the work due to its own fault, Party B shall unconditionally correct it, and shall not charge Party A separately, and shall be liable for any loss caused to Party A as a result, and the compensation shall be limited to the service fee corresponding to the service content. If the work is delayed due to Party A, Party A will bear the corresponding losses.

二、服务费的收取与支付

II. Collection and Payment of Service Fee

1、乙方于2021年1月1日开始至2021年12月31日止，按照甲方每月不含税销售额的0.43%确定每月服务费。

1. From January 1, 2021 to December 31, 2021, Party B shall determine the monthly service fee equal to 0.43% of Party A’s monthly sales excluding taxes.

2、甲乙双方一致同意服务费按年结算，以人民币形式支付，乙方先行提供服务，甲方于服务期终止30天内支付服务费用。

2. Party A and Party B agree that the service fee shall be settled on an annual basis and paid in RMB. Party B shall provide the service first and Party A shall pay the service fee within 30 days of expiration of the service period.

3、乙方应向甲方提供增值税专用发票，有关发票方面的任何问题，甲方应在收到发票后及时书面通知乙方，以便乙方及时作出解释或解决问题，如未书面告知乙方，甲方需按时付款。

3. Party B shall provide Party A with VAT invoices. For any questions regarding invoicing, Party A shall notify Party B promptly in writing after receiving the invoices, so that Party B can explain or solve the problems in time. If Party B is not informed in writing, Party A shall pay on time.

4、甲方将承担项目实施范围内合理的差旅费用及其他项目杂费。

4. Party A will bear the reasonable travel expenses and other incidental expenses within the scope of project implementation.

三、服务的变更

III. Change of Service

甲方可以提前7个工作日以书面形式要求变更或增加所提供的服务。该等变更最终应由双方互相商定认可，其中包括与该等变更有关的任何费用调整，最终以书面形式确定作为本合同补充条款。

Party A may request in writing 7 working days in advance to change or increase the services provided. Such changes shall ultimately be mutually agreed upon and approved by both parties, including any cost adjustments related to such changes, and ultimately determined in writing as supplementary terms of this Agreement.

四、争议处理

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IV. Dispute Settlement

甲乙双方如对协议条款规定的理解有异议，或者对与协议有关的事项发生争议，双方应本着友好合作的精神进行协商。协商不能解决的，任何一方可向深圳国际仲裁院（深圳仲裁委员会）提起仲裁。

If there is any disagreement between Party A and Party B on the understanding of the provisions of the Agreement or any dispute on matters related to the Agreement, both parties shall negotiate in a spirit of friendship and cooperation. If no settlement can be reached through negotiation, either party may file an arbitration with the Shenzhen Court of International Arbitration (Shenzhen Arbitration Commission).

五、其他

V. Miscellaneous

1、如果甲方要求扩大项目范围，或因甲方改变已经议定的项目内容导致乙方需重复进行项目步骤，乙方有权调整收费金额。

1. If Party A requests to expand the scope of the project, or if Party B has to repeat the project steps due to Party A changing the content of the agreed project, Party B has the right to adjust the amount of fees.

2、本合同未尽事宜，由甲乙双方协商后产生书面文件，作为本合同的补充条款，具备与本合同同等法律效力。

2. For matters not covered in this Agreement, written documents produced by both parties after negotiation shall constitute supplementary terms of this Agreement, which shall have the same legal effect as this Agreement.

3、对本合同内容的任何修改和变更需要用书面形式，并经双方确认后生效。

3. Any modification and change to the content of this Agreement shall be in writing and take effect after confirmation by both parties.

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甲方（签章）：

Party A (Seal): Shenzhen Lohas Supply Chain Management Co., Ltd. (seal)

日期：

Date: 1/1/2021

乙方（签章）：

Party B (Seal): Shenzhen Lohas World Co., Ltd. (seal)

日期：

Date: 1/1/2021

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